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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                Date of Report
                       (Date of earliest event reported)
                               November 2, 1995

                             SUNRISE MEDICAL INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)


               0-12744                                    95-3836867
       (Commission File Number)             (I.R.S. Employer Identification No.)

    2382 Faraday Avenue, Suite 200
         Carlsbad, California                               92008
(Address of principal executive offices)                  (Zip code)

              Registrant's telephone number, including area code
                                (619) 930-1500



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Item 5. Other Events.

     On November 2, 1995, the Registrant issued the press release attached hereto as Exhibit A announcing that it was aware of seven lawsuits (including a derivative action) pertaining to its announcement on October 26, 1995 that it had commenced an internal investigation of its financial controls and financial statements for previously reported periods to determine the nature and extent of accounting practices at a Company subsidiary that may have been inconsistent with generally accepted accounting principles. In addition, the Company announced that the lawsuits allege, among other things, violation of the federal securities laws, constructive fraud and breach of fiduciary duty and that it expected that additional similar lawsuits may be filed against it.


Item 7. Exhibits.

        A.  Press Release dated November 2, 1995


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SUNRISE MEDICAL INC.


                                          By Steven Jaye
                                             Vice President, General Counsel and
                                              Secretary

Date: November 2, 1995